EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 30, 2007 included in the Registration Statement on Form SB-2 and related Prospectus of Summit Exploration Inc. for the registration of shares of its common stock.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 21, 2007